Exhibit 1.1

                               3,800,000 Shares

                           NATIONWIDE STAFFING, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT


                                                January __, 1998


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LEGG MASON WOOD WALKER INCORPORATED
LADENBURG THALMANN & CO. INC.
  As representatives of the
    several Underwriters
    named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

      Nationwide Staffing, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell 3,800,000 shares of its Common Stock, $0.01 par value, (the "FIRM SHARES") to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 570,000 shares of its Common Stock, $0.01 par value, (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby and the Founding Company Mergers (as hereinafter defined) are hereinafter referred to as the "COMMON STOCK".

      Simultaneously with the closing of the purchase of the Firm Shares by the Underwriters, the Company will acquire in separate merger or exchange transactions, all the Common Stock and ownership interests of the Founding Companies (as hereinafter defined) (collectively, the "FOUNDING COMPANY MERGERS"), the consideration for which will be a combination of cash and shares of Common Stock as described in the Registration Statement (as hereinafter defined).

      SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with
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the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

      SECTION 2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 570,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and
(ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

      The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period, (i) the Company may grant stock options pursuant to the Company's existing stock option plan, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) the Company may issue shares under the Shelf

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Registration Statement (as hereinafter defined). The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation; PROVIDED, HOWEVER, the Company may file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") to register up to an additional 3,000,000 shares of Common Stock for use by the Company in connection with future acquisitions; PROVIDED FURTHER, HOWEVER, that shares registered pursuant to the Shelf Registration Statement will be subject to the limitations contained in the first sentence of this paragraph. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company and (ii) each person or entity listed on
Schedule II hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

      SECTION 3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

      SECTION 4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on January __, 1998 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

      Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

      The Company authorizes Donaldson, Lufkin & Jenrette Securities Corporation to have the Shares registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other name as Donaldson, Lufkin & Jenrette Securities Corporation shall determine prior to the Closing Date or an Option Closing Date, as the case may be. On the Closing Date or the applicable Option Closing Date, as the case may be, against payment to the Company by the Underwriters of the Purchase Price for the Shares by wire transfer of federal or other funds immediately available in New York City, the Company will cause DTC to credit these Shares to the account of Donaldson, Lufkin & Jenrette Securities Corporation at DTC for the benefit of the Underwriters.

      SECTION 5.  AGREEMENTS OF THE COMPANY.  The Company agrees with you:

      (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the

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issuance by the Commission of any stop order suspending the effectiveness of the
Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes of which the Company is aware, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      (b) To furnish to you four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

      (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

      (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

      (e) To comply with the Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Rules and Regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period specified in Section 5(d) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with

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applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

      (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

      (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

      (h) During the period of five years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental blue sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange ("NYSE"), (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, and (ix) all other

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costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(i).

      (j) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE and to maintain the listing of the Shares on the NYSE for a period of three years after the date of this Agreement.

      (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

      (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      (m) To apply the net proceeds from the sale of the Shares as set forth in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

      (n) To maintain a transfer agent and, if necessary under the jurisdiction of the Company, a registrar for the Common Stock and, during the period specified in Section 5(d) above, to file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

      (o) To use its best efforts to: (i) satisfy all conditions precedent to the consummation of the Founding Company Mergers as set forth in the Merger Agreements (as hereinafter defined) with respect thereto, (ii) cause each other party to the Merger Agreements to satisfy all conditions to the consummation of the Founding Company Mergers and (iii) promptly notify the Underwriters of the occurrence of any event which may result in the non-consummation of any of the Founding Company Mergers on the Closing Date.

      (p) Not to invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Founding Companies to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

      (q) Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, a stabilization or manipulation of the price of any securities of the Company.

      SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

      (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will

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become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

      (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act;
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 6(c) do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties. Each of Alternative Solutions, Inc., ASAP Services, Inc., Cardinal Services, Inc., Employment Enterprises, Inc., Global Technical Services, Inc., HP Services, Inc., Technology Plus, Inc., each of the affiliated group of corporations collectively referred to in the Prospectus as the Evins Group, and each of their respective subsidiaries (collectively, the "FOUNDING COMPANIES") has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties. As of the date hereof, the Company has no subsidiaries except those listed in Exhibit 21.1 to the Registration Statement. Each of the Company and its subsidiaries and each of the Founding Companies is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the

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business, prospects, financial condition or results of operations of the
Company, its subsidiaries and the Founding Companies, taken as a whole.

      (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company, any of its subsidiaries or any of the Founding Companies relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company, any of its subsidiaries or any of the Founding Companies, except as otherwise disclosed in the Registration Statement.

      (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and have been issued in compliance with federal and state securities laws; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The shares of Common Stock to be issued in connection with the Founding Company Mergers have been duly authorized and, upon completion of the Founding Company Mergers in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable when issued as contemplated by the Merger Agreements and such shares to be issued in the Founding Company Mergers will not be subject to any preemptive or similar rights.

      (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The outstanding shares of capital stock of each of the Founding Companies have been duly authorized and validly issued and are fully paid and non-assessable. Upon consummation of the Founding Company Mergers, the outstanding shares of capital stock of each of the Founding Companies will be owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock of or ownership interest in any of the Founding Companies will be outstanding.

      (h) The information set forth under the caption "Capitalization" in the Prospectus is true and correct and all of the Shares conform to the description thereof contained in the Registration Statement. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options and other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown pursuant to the Act with respect to such plans, arrangements, options and rights.

      (i) None of the Company, any of its subsidiaries or any of the Founding Companies is, or with the giving of notice or lapse of time or both, will be, in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, any of its subsidiaries or any of the Founding Companies is a party or by which the Company, any of its subsidiaries or any of the Founding Companies

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or their respective property is bound, the violation or breach of which would be material to the Company, its subsidiaries and the Founding Companies, taken as a whole.

      (j) The execution, delivery and performance of this Agreement and the Merger Agreements by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any of the Founding Companies or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, its subsidiaries and the Founding Companies, taken as a whole, to which the Company, any of its subsidiaries or any of the Founding Companies is a party or by which the Company, any of its subsidiaries or any of the Founding Companies or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or any of the Founding Companies or their respective property, which violation or conflict would be material to the Company, its subsidiaries and the Founding Companies, taken as a whole, or (iv) result in the suspension, termination or revocation of any material Authorization (as hereinafter defined) of the Company, any of its subsidiaries or any of the Founding Companies or any other impairment of the rights of the holder of any such Authorization.

      (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, any of its subsidiaries or any of the Founding Companies is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

      (l) The Company, each of its subsidiaries and each of the Founding Companies has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, its subsidiaries and the Founding Companies, taken as a whole. Each such Authorization is valid and in full force and effect and the Company, each of its subsidiaries and each of the Founding Companies is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company, any of its subsidiaries or any of the Founding Companies; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, its subsidiaries and the Founding Companies, taken as a whole.

      (m) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

      (n) Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as part of the Registration Statement and included in the Prospectus, are independent public accountants with respect to the Company, its subsidiaries and the Founding Companies as required by the Act.

      (o) The consolidated financial statements of the Company, the separate financial statements of each of the Founding Companies and the combined financial statements of the Company and the Founding Companies included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), in each case together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries, of each of the Founding Companies and of the Company and the Founding Companies combined, respectively, on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial statements of the Company and the Founding Companies and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and the Founding Companies, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus and the Merger Agreements (as hereinafter defined). Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

      (p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (q) Except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (r) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, its subsidiaries and the Founding Companies, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries or, except as otherwise permitted by the Merger Agreements, any of the Founding Companies, (iii) neither the Company or any of its subsidiaries nor any of the Founding Companies has incurred any material liability or obligation, direct or contingent, and (iv) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Founding Companies, other than transactions in the ordinary course of business. Neither the Company nor any of the Founding Companies has any material contingent obligations which are not disclosed in the Company's or such Founding Company's financial statements, as applicable, included in the Registration Statement.

      (s) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

      (t) The Company, each of its subsidiaries and each of the Founding Companies has good and marketable title to all of its properties and assets reflected as owned in its financial statements (or as described in the Registration Statement) described in Section 6(o) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, pledges, charges or defects of any kind except those (i) reflected in such financial statements (or as described in the Registration Statement), (ii) permitted by the Merger Agreement, or (iii) which, in the aggregate,are not material in amounts to the Company, its subsidiaries and the Founding Companies, taken as a whole. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary or any of the Founding Companies are held under valid, binding and enforceable leases, conforming in all material respects to the description thereof set forth in the Registration Statement.

      (u) The Company and each of its subsidiaries and each of the Founding Companies have filed all necessary federal, state, and local income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each of its subsidiaries and each of the Founding Companies have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 6(o) hereof in respect of all federal, state and local income and franchise taxes for all periods as to which the tax liability of the Company, any of its subsidiaries or any Founding Company has not been finally determined.

      (v) The Company and each of its subsidiaries and each of the Founding Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company or any of its subsidiaries nor any of the Founding Companies (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company, its subsidiaries and the Founding Companies, taken as a whole.

      (w) The Company and each of the Founding Companies maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (x) The Company and each of the Founding Companies are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Founding Companies would have any liability; neither the Company nor any of the Founding Companies has incurred nor expects to incur liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan," or (2) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company or any of the Founding Companies would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by accident or by failure to act, which would cause the loss of such qualification.

      (y) The Company has entered into the agreements (the "MERGER AGREEMENTS") set forth as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 to the
Registration Statement, pursuant to which the Company will acquire in separate mergers all of the capital stock and ownership interests of the Founding Companies. Each of the Merger Agreements is in full force and effect, has been duly and validly authorized, executed and delivered by the parties thereto, and is valid and binding on the parties thereto in accordance with its terms and none of the parties thereto is in default in any respect thereunder. A complete and correct copy of each Merger Agreement (including Exhibits and Schedules) has been delivered to the Representatives and no changes therein will be made subsequent hereto and prior to the Closing Date.

      (z) The representations and warranties made in each Merger Agreement by the Company and by each of the Founding Companies and by each stockholder of each of the Founding Companies are true and correct in all material respects, except for such changes permitted or contemplated by, or waived pursuant to, such Merger Agreement.

      (aa) Neither the Company, nor to the Company's knowledge, any of its affiliates or any of the Founding Companies or any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, which has constituted or which reasonably may be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the shares.

      (bb) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

      SECTION 7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein to act, by or on behalf of the indemnified party.

      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

      (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

      (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      SECTION 8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

      (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

      (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

      (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Larry E. Darst and Gary J. Petry, in their capacities as the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in Sections 6(r), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

      (d) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, its subsidiaries and the Founding Companies, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, any of its subsidiaries or any of the Founding Companies and (iii) none of the Company, any of its subsidiaries or any of the Founding Companies shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(d)(i), 8(d)(ii) or 8(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date (provided that the opinions related to the Founding Companies may be dated the date of the "Closing", as defined in the Merger Agreements), of Bracewell & Patterson, L.L.P., counsel for the Company, to the effect that:

            (i) each of the Company and its subsidiaries and each of the Founding Companies has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its respective properties;

            (ii) each of the Company and its subsidiaries and each of the Founding Companies is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, its subsidiaries and the Founding Companies, taken as a whole;

            (iii) to such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sales or liens granted or issued by the Company, any of its subsidiaries or any of the Founding Companies relating to or entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, any of its subsidiaries or any of the Founding Companies except as otherwise disclosed in the Registration Statement;

            (iv) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

            (v) the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights; and, the shares of Common Stock to be issued in connection with the Founding Company Mergers have been duly authorized and will be validly issued, fully paid and non-assessable when issued as contemplated by the Merger Agreements and such shares to be issued in the Founding Company Mergers will not be subject to any preemptive or similar rights;

            (vi) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned of record by the Company, directly or indirectly through one or more subsidiaries, to such counsel's knowledge, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; and the outstanding shares of capital stock of each of the Founding Companies have been duly authorized and validly issued and are fully paid and non-assessable and, upon consummation of the Founding Company Mergers, will be owned by the Company, directly or indirectly through one or more subsidiaries, to such counsel's knowledge, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or other ownership interest in any of the Founding Companies will be outstanding;

            (vii) this Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company;

            (viii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; the description of the Company's stock option, stock bonus and other stock plans or arrangements, and any options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

            (ix) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

            (x) the statements under the captions "Regulation", "Shares Eligible for Future Sale", "Business--Legal and Administrative Proceedings", "Management--Executive Compensation; Employment Agreements; Covenants-Not-to-Compete", "Management--1997 Stock Awards Plan", "Risk Factors--Anti-takeover Effect of Certain Charter Provisions", "Certain Transactions", "Description of Capital Stock", "Business--Intellectual Property" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

            (xi) none of the Company, any of its subsidiaries or any of the Founding Companies is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company, any of its subsidiaries or any of the Founding Companies is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company, any of its subsidiaries or any of the Founding Companies is a party or by which the Company, any of its subsidiaries or any of the Founding Companies or their respective property is bound, the violation or breach of which would be material to the Company, its subsidiaries and the Founding Companies, taken as a whole;

            (xii) the execution, delivery and performance of this Agreement and of the Merger Agreements by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or of any of the Founding Companies or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, its subsidiaries and the Founding Companies, taken as a whole, to which the Company, any of its subsidiaries or any of the Founding Companies is a party or by which the Company, any of its subsidiaries or any of the Founding Companies or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the

      Company, any of its subsidiaries or any of the Founding Companies or their respective property or (D) result in the suspension, termination or revocation of any Authorization of the Company, any of its subsidiaries or any of the Founding Companies or any other impairment of the rights of the holder of any such Authorization;

            (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, any of its subsidiaries or any of the Founding Companies is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

            (xiv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (xv) to the best of such counsel's knowledge after due inquiry and except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

            (xvi) each of the Merger Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the other parties thereto, in accordance with its terms and, to the best knowledge of such counsel, none of the parties thereto is in default in any respect thereunder; the Certificates or Articles of Merger referred to in the Merger Agreements, assuming the due filing thereof with the appropriate regulatory authorities, will cause the statutory merger of each of the Founding Companies with the respective subsidiaries of the Company that are parties thereto;

            (xvii) upon the filing of the appropriate documents with the appropriate governmental entities, the Founding Company Mergers will become effective pursuant to the Merger Agreements and applicable state law; and

            (xviii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or, on the date of this Agreement, the Registration Statement and the Prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The opinion of Bracewell & Patterson, L.L.P. described in this Section 8(e) shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinion, Bracewell & Patterson, L.L.P. may provide that its opinion is limited to matters governed by the laws of Texas and the General Corporation Law of the State of Delaware, and the Federal securities laws of the United States, and may rely on counsel to one or more of the Founding Companies with respect to matters related to the Founding Companies; provided that, in lieu of such reliance, Bracewell & Patterson, L.L.P. may provide separate opinions of such counsel so long as such opinions are addressed to, or may be relied upon by, the Underwriters, and further provided that, in each case, Bracewell & Patterson, L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

      (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Fulbright & Jaworski L.L.P., counsel for the Underwriters, as to the matters referred to in Sections 8(e)(v) (but only with respect to the Shares), 8(e)(vii), 8(e)(x) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 8(e)(xviii).

      In giving such opinions with respect to the matters covered by Section 8(e)(xviii), Bracewell & Patterson, L.L.P. and Fulbright & Jaworski L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

      (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (h) The Company shall have delivered to you the agreements specified in the last sentence of the second paragraph of Section 2 hereof, which agreements shall be in full force and effect on the Closing Date.

      (i) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

      (j) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

      (k) With respect to the Founding Company Mergers:

            (i) each condition to the obligations of the Company set forth in the Merger Agreements shall have been satisfied, without waiver or modification, except as may be approved by the Underwriters;

            (ii) each certificate delivered to the Company pursuant to each Merger Agreement shall have also been delivered to the Underwriters; and

            (iii) counsel for each of the Founding Companies shall have furnished to the Underwriters a letter, in form and substance satisfactory to the Underwriters, to the effect that they are entitled to rely on the such opinion of counsel delivered to the Company pursuant to each Merger Agreement as if such opinion were addressed to them.

      (l) The Merger Agreements shall be in full force and effect and none of the parties thereto shall be in default thereunder. The Underwriters shall have received assurances reasonably satisfactory to them that all documents required to be filed in their respective states in order to effectuate the consummation of each Founding Company Merger shall have been approved for filing by the appropriate authorities in each state and that all of such merger documents shall be filed substantially concurrently with the consummation of the transactions pursuant to this Agreement.

      The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

      SECTION 9. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

      This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company, its subsidiaries and the Founding Companies, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York state authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

      If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

      SECTION 10. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Nationwide Staffing, Inc., 600 Travis, Suite 6200, Houston,Texas 77002, Attention: Larry E. Darst, and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

      The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

      If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

      This Agreement shall be governed and construed in accordance with the laws of the State of New York.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                    Very truly yours,

                                    NATIONWIDE STAFFING, INC.

                                    By:    __________________
                                    Name:  __________________
                                    Title: __________________




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LEGG MASON WOOD WALKER INCORPORATED
LADENBURG THALMANN & CO. INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION

By:    __________________________
Name:  __________________________
Title: __________________________

                                   SCHEDULE I
                                   ----------


                                              Number of Firm Shares
           Underwriters                          to be Purchased
           -------------------                 -------------------

Donaldson, Lufkin & Jenrette
  Securities Corporation

Legg Mason Wood Walker Incorporated

Ladenburg Thalmann & Co. Inc.




                                                     -----------
                                       Total          3,800,000

                                   SCHEDULE II


PERSONS AND ENTITIES TO SIGN LOCK-UP AGREEMENTS

WJG Capital, L.L.C.          Energy Consulting Services Limited
Woods, Williams & Company    Edward F. Hartman III
Diane Gail Freeman           Scott F. Fordham
Jana W. Yeates               Larry E. Jacobs
Norton Family Trust          Billy F. Mitchem, Jr.
Jerry L. Hyde              Patrick Bromley
Warren L. Williams         Fairly Good Investment Partners
Bobby Wayne Watson           Jack & Nancy Dinerstein Family Investment
                             Partnership, Ltd.
Mike Hartman                 Kathy Kaplan Berkman
L. Paul Dobbs              Raymar, Inc.
The Global Group, Inc.       Myron G. Blalock III
Sherry Wood                  Neil H. Tofsky
Glynn Wood                   Douglas W. Schnitzer
Nell Dahl                    Tom Caltagirone
Kirk Humphries             George E. Bretz
Bill White                   Leonard T. Brown
George Bright              Robert F. Norton
John Cogliano, Jr.           Billy F. Mitchem, Sr.
John M. Cogliano             Lorla L. Mitchem
Herbert S. Cogliano        Heptagon Investments, Ltd.
John Cogliano, Jr. Trust     Michael Tapick
James J. Cogliano            Betty Tapick
Newbury Employment, Inc.     Thomas C. Pritchard
Arlene Mitnick               Sidney L. Hofing
Jodi Inangelo                L. Douglas Wrinkle
Say Financial Services, Inc.   Walter A. Storie
Sabrina A. McTopy          Keith Alter